                                                                    EXHIBIT 99.1



FOR IMMEDIATE RELEASE                                    CONTACT: Greg Strzynski
May 13, 2005                                             PHONE: 989-725-8354


                       SPORTS RESORTS INTERNATIONAL, INC.
                       REPORTS FIRST QUARTER 2005 RESULTS

OWOSSO, Mich. - Sports Resorts International, Inc. (the "Company") (Nasdaq
Smallcap: SPRI) today reported its operating results for the first quarter of 2005.

For the quarter ending March 31, 2005, the Company recorded revenue of $3,285,000 as compared to revenue of $4,722,000 for the same period in 2004. For the quarter ending March 31, 2005, the Company reported a net loss of $642,000 or $(0.01) per share. For the same period in 2004, the Company reported a net loss of $398,000 or $(0.01) per share.

The Company's 2005 First Quarter Report on Form 10-Q has been filed with the U.S. Securities and Exchange Commission and is available from the Company upon request.

Currently, the Company through its wholly-owned subsidiaries, manufactures and markets high-quality drop-in bedliners and other truck accessories for the original equipment manufacturers and automotive aftermarket business and owns and operates a multi-purpose motor-sports facility located near Brainerd, Minn.

Certain statements included in this press release are "forward-looking" statements, such as those relating to anticipated events or activities. The Company's performance and financial results could differ materially from those reflected in the forward-looking statements due to financial, economic, regulatory and political factors as described in the Company's filings with the Securities and Exchange Commission. Therefore, current or prospective investors are cautioned not to place undue reliance on any such forward-looking statements. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events.

For further information contact Investor Relations at 989-725-8354.

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